EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,063	$—	$—	$2,063
Finance revenues	—	56	(23)	33
Sales and revenues, net	2,063	56	(23)	2,096
Costs of products sold	1,776	—	—	1,776
Restructuring charges	2	—	—	2
Asset impairment charges	5	—	—	5
Selling, general and administrative expenses	200	21	—	221
Engineering and product development costs	65	—	—	65
Interest expense	70	21	(2)	89
Other expense (income), net	31	(1)	(21)	9
Total costs and expenses	2,149	41	(23)	2,167
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(84)	15	—	(69)
Equity income from financial services operations	11	—	(11)	—
Income (loss) before income taxes	(73)	15	(11)	(69)
Income tax expense	(2)	(4)	—	(6)
Net income (loss)	(75)	11	(11)	(75)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(80)	$11	$(11)	$(80)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,692	$—	$—	$3,692
Finance revenues	—	110	(43)	67
Sales and revenues, net	3,692	110	(43)	3,759
Costs of products sold	3,146	—	—	3,146
Restructuring charges	9	—	—	9
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	376	46	(1)	421
Engineering and product development costs	128	—	—	128
Interest expense	134	41	(4)	171
Other expense (income), net	44	(5)	(38)	1
Total costs and expenses	3,844	82	(43)	3,883
Equity in income of non-consolidated affiliates	5	—	—	5
Income (loss) before equity income from financial services operations and income taxes	(147)	28	—	(119)
Equity income from financial services operations	20	—	(20)	—
Income (loss) from continuing operations before income taxes	(127)	28	(20)	(119)
Income tax expense	(2)	(8)	—	(10)
Net income (loss)	(129)	20	(20)	(129)
Less: Net income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(142)	$20	$(20)	$(142)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,164	$—	$—	$2,164
Finance revenues	—	58	(25)	33
Sales and revenues, net	2,164	58	(25)	2,197
Costs of products sold	1,845	—	—	1,845
Restructuring charges	3	—	—	3
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	181	21	—	202
Engineering and product development costs	61	—	—	61
Interest expense	64	19	(2)	81
Other expense (income), net	5	(7)	(23)	(25)
Total costs and expenses	2,162	33	(25)	2,170
Equity in income of non-consolidated affiliates	2	—	—	2
Income before equity income from financial services operations and income taxes	4	25	—	29
Equity income from financial services operations	16	—	(16)	—
Income (loss) before income taxes	20	25	(16)	29
Income tax expense	(7)	(9)	—	(16)
Net income (loss)	13	16	(16)	13
Less: Net income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$4	$16	$(16)	$4

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,894	$—	$—	$3,894
Finance revenues	—	117	(49)	68
Sales and revenues, net	3,894	117	(49)	3,962
Costs of products sold	3,311	—	—	3,311
Restructuring charges	6	—	—	6
Asset impairment charges	5	—	—	5
Selling, general and administrative expenses	366	42	(1)	407
Engineering and product development costs	119	—	—	119
Interest expense	128	38	(4)	162
Other expense (income), net	11	(14)	(44)	(47)
Total costs and expenses	3,946	66	(49)	3,963
Equity in income of non-consolidated affiliates	1	—	—	1
Income (loss) before equity income from financial services operations and income taxes	(51)	51	—	—
Equity income from financial services operations	31	—	(31)	—
Income (loss) from continuing operations before income taxes	(20)	51	(31)	—
Income tax benefit (expense)	9	(20)	—	(11)
Net income (loss)	(11)	31	(31)	(11)
Less: Net income attributable to non-controlling interests	18	—	—	18
Net income (loss) attributable to Navistar International Corporation	$(29)	$31	$(31)	$(29)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$747	$24	$—	$771
Marketable securities	171	7	—	178
Restricted cash	22	138	—	160
Finance and other receivables, net	317	1,871	(180)	2,008
Inventories	938	8	—	946
Goodwill	38	—	—	38
Property and equipment, net	1,082	242	—	1,324
Investments in and advances to financial services operations	485	—	(485)	—
Investments in non-consolidated affiliates	55	—	—	55
Deferred taxes, net	157	4	—	161
Other assets	292	19	—	311
Total assets	$4,304	$2,313	$(665)	$5,952
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,359	$61	$(180)	$1,240
Debt	3,383	1,682	—	5,065
Postretirement benefits liabilities	3,017	—	—	3,017
Other liabilities	1,672	85	—	1,757
Total liabilities	9,431	1,828	(180)	11,079
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(5,131)	485	(485)	(5,131)
Total liabilities and stockholders' equity (deficit)	$4,304	$2,313	$(665)	$5,952

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$761	$43	$—	$804
Marketable securities	39	7	—	46
Restricted cash	22	90	—	112
Finance and other receivables, net	292	1,952	(275)	1,969
Inventories	930	14	—	944
Goodwill	38	—	—	38
Property and equipment, net	980	261	—	1,241
Investments in and advances to financial services operations	466	—	(466)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	157	4	—	161
Other assets	265	20	—	285
Total assets	$4,003	$2,391	$(741)	$5,653
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$43	$(275)	$1,113
Debt	3,096	1,808	—	4,904
Postretirement benefits liabilities	3,098	—	—	3,098
Other liabilities	1,757	74	—	1,831
Total liabilities	9,296	1,925	(275)	10,946
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(5,298)	466	(466)	(5,298)
Total liabilities and stockholders' equity (deficit)	$4,003	$2,391	$(741)	$5,653

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(129)	$20	$(20)	$(129)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	74	1	—	75
Depreciation of equipment leased to others	13	24	—	37
Amortization of debt issuance costs and discount	16	7	—	23
Deferred income taxes	(2)	—	—	(2)
Asset impairment charges	7	—	—	7
Equity in income of non-consolidated affiliates	(5)	—	—	(5)
Equity in income of financial services affiliates	(20)	—	20	—
Dividends from non-consolidated affiliates	6	—	—	6
Change in other intercompany receivables and payables	(54)	54	—	—
Other, net	(128)	9	—	(119)
Net cash provided by (used in) operating activities	(222)	115	—	(107)
Cash flows from investing activities
Purchases of marketable securities	(589)	—	—	(589)
Sales of marketable securities	440	—	—	440
Maturities of marketable securities	17	—	—	17
Net change in restricted cash and cash equivalents	—	(48)	—	(48)
Capital expenditures	(65)	(1)	—	(66)
Purchase of equipment leased to others	(19)	(18)	—	(37)
Other investing activities	9	3	—	12
Net cash used in investing activities	(207)	(64)	—	(271)
Net cash provided by (used in) financing activities	415	(71)	—	344
Effect of exchange rate changes on cash and cash equivalents	—	1	—	1
Decrease in cash and cash equivalents	(14)	(19)	—	(33)
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$747	$24	$—	$771

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(11)	$31	$(31)	$(11)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	73	1	—	74
Depreciation of equipment leased to others	14	23	—	37
Amortization of debt issuance costs and discount	12	5	—	17
Deferred income taxes	(3)	—	—	(3)
Asset impairment charges	5	—	—	5
Loss on sales of investments and businesses, net	2	—	—	2
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Equity in income of financial services operations	(31)	—	31	—
Dividends from financial services operations	30	—	(30)	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables(A)	(15)	15	—	—
Other, net	(391)	166	—	(225)
Net cash provided by (used in) operating activities(A)	(315)	241	(30)	(104)
Cash flows from investing activities
Purchases of marketable securities	(283)	—	—	(283)
Sales of marketable securities	177	—	—	177
Maturities of marketable securities	37	—	—	37
Net change in restricted cash and cash equivalents	2	(21)	—	(19)
Capital expenditures	(53)	—	—	(53)
Purchase of equipment leased to others	(1)	(77)	—	(78)
Other investing activities	35	18	—	53
Net cash used in investing activities	(86)	(80)	—	(166)
Net cash provided by (used in) financing activities(A)	38	(139)	30	(71)
Effect of exchange rate changes on cash and cash equivalents	13	5	—	18
Increase (decrease) in cash and cash equivalents	(350)	27	—	(323)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$527	$62	$—	$589
_________________________

(A)
Adjustments are made to Change in intercompany receivables and payables within Net cash provided by (used in) operating activities as well as Net cash provided by (used in) financing activities sections to conform to the six months ended April 30, 2017 presentation. The reclassification did not impact our Condensed Consolidated Statements of Cash Flows.